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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 15, 2000
                                                         -----------------


                               FASTNET CORPORATION
                               -------------------
                 (Exact Name of Registrant Specified in Charter)


       Pennsylvania                  000-29255                  23-2767197
      ---------------             ----------------         -------------------
      (State or Other             (Commission File          (I.R.S. Employer
      Jurisdiction of                 Number)              Identification No.)
      Incorporation)


            Two Courtney Place, Suite 130
                    3864 Courtney St.                              18017
                Bethlehem, Pennsylvania
     -----------------------------------------------         ------------------
        (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (610) 266-6700
                                                           --------------


                                 Not Applicable
        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

         On December 11, 2000, FASTNET Corporation, a Pennsylvania corporation ("FASTNET"), issued a press release announcing the unanimous approval by the Board of Directors to the appointment of Stephen Hurly as President and CEO. In connection with this appointment, FASTNET has entered into an Employment Agreement, effective as of December 18, 2000 (the "Agreement"), with Mr. Hurly to employ him as FASTNET's President and CEO. FASTNET is also obligated under the Agreement to nominate Mr. Hurly to serve on the Board of Directors. Under the terms of the Agreement, Mr. Hurly will receive an annual base salary of $150,000, and be eligible for an annual incentive bonus of at least $50,000, as determined by FASTNET's Compensation Committee and based on the Board's assessment of his performance for such year. Both FASTNET and Mr. Hurly may terminate the Agreement at any time after providing notice in the form as described in the Agreement, and FASTNET may additionally terminate the Agreement if Mr. Hurly becomes disabled. In the event that Mr. Hurly is terminated upon the appropriate notice as referred to above, Mr. Hurly will receive any accrued but unpaid base salary, as well as accrued but unpaid expenses and vacation as of the date of termination. In addition, under the terms of the Agreement, FASTNET will sell through a private placement 1,000,000 shares of its common stock, no par value per share (the "Common Stock"), to Mr. Hurly at a price equal to $0.4375 per share.

         In order to effect the sale of the 1,000,000 shares of Common Stock issued through the private placement (the "Shares") to Mr. Hurly described above, FASTNET has also loaned Mr. Hurly a principal amount of $437,500, with interest at a rate equal to the LIBOR as listed in the Wall Street Journal from time to time plus 1%, as payment for the shares. Mr. Hurly has executed and issued to FASTNET a Promissory Note and Restricted Stock Agreement, dated December 15, 2000, representing Mr. Hurly's obligation to repay the $437,500 (the "Note and Restricted Stock Agreement"). The entire principal amount with interest is due and payable by December 1, 2005, subject to certain mandatory prepayment events, including the receipt of any net cash proceeds by Mr. Hurly in connection with his ownership of the Shares or transaction to sell the Shares, or Mr. Hurly's termination under the Agreement for any reason. In the event of a default under the Note and Restricted Stock Agreement, including failure to pay when due, bankruptcy or termination for cause under the Agreement, the principal amount will become immediately due and payable. The Note and Restricted Stock Agreement also provides that upon mr. Hurly's termination under the Agreement for any reason, he must offer to sell to FASTNET and FASTNET is obligated to purchase any "unvested" Shares held by Mr. Hurly at a purchase price equal to the amount paid by Mr. Hurly for such Shares. Under the terms of the Note and Restricted Stock Agreement, the vesting of the Shares, for purposes of determining the number of Shares that FASTNET is required to purchase from Mr. Hurley upon termination, occurs as follows: 25% of the Shares will vest immediately as of Mr. Hurly's first day of employment, and the remainder will vest pro rata as of the last day of each calendar month over a 36-month period commencing on the first day of Mr. Hurly's employment. The vesting of the Shares may also be accelerated upon termination of Mr. Hurly without cause and in the event of a change of control, as described in the Note and Restricted Stock Agreement.

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         The Agreement and Note and Restricted Stock Agreement are each filed as
Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         99.1     Employment Agreement between FASTNET Corporation and Stephen
                  A. Hurly, dated as of December 15, 2000.

         99.2 Promissory Note and Restricted Stock Agreement executed by Stephen A. Hurly, dated as of December 15, 2000.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            FASTNET CORPORATION


                                            By /s/ Stanley F. Bielicki
                                               -------------------------------
                                               Stanley F. Bielicki
                                               Chief Financial Officer


Dated: December 15, 2000

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                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------


99.1              Employment Agreement between FASTNET Corporation and Stephen
                  A. Hurly, dated as of December 15, 2000

99.2 Promissory Note and Restricted Stock Agreement executed by Stephen A. Hurly, dated as of December 15, 2000.